UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of report (Date of earliest event reported): August 24, 2007

FAR EAST ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

0-32455	88-0459590
(Commission File Number)	(IRS Employer Identification Number)

363 N. Sam Houston Parkway East, Suite 380, Houston, Texas 77060

(Address of principal executive offices)

(832) 598-0470

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On August 24, 2007, Far East Energy Corporation (the “Company”) entered into a Stock Subscription Agreement (the “Stock Subscription Agreement”) with International Finance Corporation (“IFC”) pursuant to which the Company agreed to issue to IFC 11,485,452 shares of the Company’s common stock, par value $0.001, for aggregate gross proceeds to the Company of $15,000,000. In conjunction with the transaction, the Company agreed to issue to IFC warrants for the purchase of 4,019,908 shares of common stock at an exercise price of $2.61 per share (the “Warrants”) pursuant to a warrant agreement between the Company and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (the “Warrant Agreement”). The offering of the common stock and the Warrants to IFC closed on August 27, 2007. Pursuant to the Stock Subscription Agreement, the Company agreed to certain covenants, which include, among other things, an obligation to comply with certain IFC social and environmental policies and maintain certain insurance coverages. No placement agent fee, finder fee or commission will be paid in conjunction with the sale of the common stock or the Warrants to IFC.

The Warrants will terminate on the earlier of August 27, 2012 or the date fixed for redemption of the Warrant under the Warrant Agreement. The Warrants will be exercisable only if a registration statement relating to the common stock issuable upon exercise of the warrants is effective and such securities are qualified for sale or exempt from qualification under applicable securities laws of the state or other jurisdiction in which the registered holder resides. The Company may call the outstanding Warrants for redemption in whole or in part at a price of $0.01 per Warrant upon forty-five days’ prior notice of redemption to each Warrant holder if, and only if, the trading price of the Company’s common stock has equaled or exceeded $3.92 per share for fifteen or more consecutive trading days. The trading price of the Company’s common stock means (a) if the common stock is actively traded on any national securities exchange or any NASDAQ quotation or market system, then the highest price at which sales of a share of common stock shall have been sold during such trading day and (b) if the shares of common stock are not actively traded on any such exchange or system, then the highest sale price of a share of common stock during such trading day. Additionally, the exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances. In the Company’s sole discretion, it may delay the expiration date of the warrants. The Company may also reduce the exercise price of the Warrants for a period of not less than 10 days.

The common stock and the Warrants are registered under the Securities Act of 1933, as amended, on the Company’s previously filed and effective Registration Statement on Form S-3 (File No. 333-132631) (the “Registration Statement”). The Company filed a base prospectus with the Registration Statement and a prospectus supplement relating to the issuance and sale of the common stock and the Warrants with the Securities and Exchange Commission.

The descriptions of terms and conditions of the Stock Subscription Agreement, the Warrant Agreement and the Warrant set forth herein do not purport to be complete and are qualified in their entirety by the full text of the Stock Subscription Agreement filed as Exhibit 10.1 hereto, the form of Warrant filed as Exhibit 4.1 hereto and the Warrant Agreement filed as Exhibit 4.2 hereto, and incorporated by reference herein.

Attached as Exhibit 5.1 of the opinion of Kummer Kaempfer Bonner Renshaw & Ferrario relating to the validity of the issuance and sale of the common stock and the Warrants and the issuance of the shares of common stock upon exercise of the Warrants.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
4.1	Form of Warrant

4.2	Warrant Agreement dated August 27, 2007, between the Company and Continental Stock Transfer & Trust Company

5.1	Opinion of Kummer Kaempfer Bonner Renshaw & Ferrario

10.1	Stock Subscription Agreement dated August 24, 2007, between the Company and International Finance Corporation

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 27, 2007

Far East Energy Corporation

By:	/s/ Bruce N. Huff
Bruce N. Huff
Chief Financial Officer

Index to Exhibit

Exhibit Number	Description
4.1	Form of Warrant

4.2	Warrant Agreement dated August 27, 2007, between the Company and Continental Stock Transfer & Trust Company

5.1	Opinion of Kummer Kaempfer Bonner Renshaw & Ferrario

10.1	Stock Subscription Agreement dated August 24, 2007, between the Company and International Finance Corporation

.